UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 27, 2006
(Date of earliest event reported)

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

13737 Noel Road
Dallas, Texas  75240
(Address of principal executive offices, including zip code)

(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On September 27, 2006, Tenet Healthcare Corporation, together with its subsidiaries, affiliates, hospitals and other health care facilities (collectively, “Tenet”), entered into a Corporate Integrity Agreement (“CIA”) with the Office of Inspector General (“OIG”) of the United States Department of Health and Human Services to promote the company’s compliance with the statutes, regulations and written directives of Medicare, Medicaid and all other federal health care programs.  Tenet had agreed to enter into a multi-year corporate integrity agreement with the OIG within 90 days of the effective date of its June 2006 Civil Settlement Agreement with the United States of America, acting through the Department of Justice (“DOJ”) and on behalf of the OIG; the TRICARE Management Activity; and the Office of Personnel Management.  The settlement concluded several previously disclosed governmental investigations, including an inquiry by the U.S. Attorney’s Office for the Central District of California into Tenet’s receipt of certain Medicare outlier payments prior to 2003, as well as investigations by U.S. Attorneys in Los Angeles and San Francisco, California, El Paso, Texas, New Orleans, Louisiana, St. Louis, Missouri and Memphis, Tennessee into physician financial relationships.  The settlement also brought to a close civil litigation regarding Medicare coding that DOJ first filed against the company in January 2003 and various qui tam, or whistleblower, actions brought by private citizens on behalf of the government concerning allegedly excessive or inappropriate claims to government health care programs, including Medicare.

The CIA, which has a five-year term commencing immediately and terminating on September 26, 2011, establishes annual training requirements and compliance reviews by independent organizations in specific areas.  In particular, the CIA requires, among other things, that Tenet:

•                    maintain its existing company-wide quality initiatives in the areas of evidence-based medicine, standards of clinical excellence and quality measurements;

•                    maintain its existing company-wide compliance program and code of conduct;

•                    formalize in writing its policies and procedures in the areas of billing and reimbursement, compliance with the federal Anti-Kickback statute and Stark laws, and clinical quality, almost all of which the company already has in place and the remainder of which will be in place very shortly;

•                    provide a variety of general and specialized compliance training to its employees, contractors and physicians it employs or who serve as medical directors and/or serve on a Tenet hospital governing board; and

•                    engage independent outside entities to provide reviews of compliance and effectiveness in five areas, including Medicare outlier payments, diagnosis-related group claims, unallowable costs, physician financial arrangements and clinical quality systems.

Further, the CIA requires Tenet to maintain or establish performance standards and incentives that link compensation and incentive awards directly to clinical quality measures and compliance program effectiveness measures.  The CIA also establishes a number of specific requirements for the Quality, Compliance and Ethics Committee of Tenet’s Board of Directors.  Notably, the Committee must (1) retain an independent compliance expert; and (2) assess Tenet’s compliance program, including arranging for the performance of a review of the effectiveness of the program.  Based on this work, the Committee must then adopt a resolution regarding its conclusions as to whether Tenet has implemented an effective compliance program.

In turn, the OIG provided a release to Tenet, agreeing not to institute, direct or maintain an administrative action seeking exclusion against Tenet, or any of its hospitals or subsidiaries, for the conduct that is the subject of the Civil Settlement Agreement.

A copy of the CIA is posted on Tenet’s website at www.tenethealth.com.  The Company will also file a copy of the agreement with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel

Date: September 28, 2006